Exhibit 99.1

Granite Reports First Quarter 2016 Results

  Total Company revenue increased 4.6 percent to $439.5 million
  Contract backlog at all-time high of $3.4 billion, up 15.3 percent year-over-year
  Total Company gross profit was $39.2 million, up slightly from $38.9 million last year; gross profit margin down slightly
  Construction segment posts double-digit revenue growth; nearly 200 basis points of gross profit margin expansion to 12.9 percent
  Large Project Construction segment revenue increases; gross profit margin down at 6.9 percent
  Wet weather slows Construction Materials segment start
  Granite named as a World's Most Ethical Company for seventh straight year1
  Granite named by Forbes as one of America’s Best Mid-Size Employers

WATSONVILLE, Calif.--(BUSINESS WIRE)--April 29, 2016--Granite Construction Incorporated (NYSE:GVA) today reported a net loss of $11.2 million for the quarter ended March 31, 2016, compared to net loss of $8.6 million in the first quarter of 2015. Losses per diluted share in the quarter were $(0.28), compared to $(0.22) in the prior-year period.

“Our first quarter performance reflects the balance of a strong start in the Construction segment with seasonal impacts to our Construction Materials segment,” said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated.

“Wet weather slowed progress in the West early in the year, but overall we had an excellent quarter building backlog across the company,” Roberts continued. “We recognize and thank our employees for their commitment to do business the right way every day. This is reflected both in being named to the World’s Most Ethical Companies® list for the seventh year in a row, as well as our recent recognition on Forbes' list of America’s Best Mid-Size Employers.

“Record backlog and the eighth consecutive quarter of year-over-year margin expansion in the Construction segment provide a strong base for growth in 2016. At the same time, we recognize that our Large Project segment performance has significant room for improvement and is a critical focus area.” Roberts said.

First Quarter 2016 Results

Total Company

  Revenue for the first quarter of 2016 increased 4.6 percent to $439.5 million compared with $420.2 million last year.
  Gross profit in the first quarter increased 0.8 percent to $39.2 million compared with $38.9 million last year. Gross profit margin in the quarter was 8.9 percent compared with 9.3 percent in 2015.
  First quarter 2016 project claim recognition totaled $2.8 million, down from $9.7 million in the first quarter of 2015. Last year's results included a catch-up due to an accounting policy change on project claim recognition.
  First quarter 2016 selling, general and administrative (SG&A) expenses increased 10.0 percent to $56.1 million, with the increase primarily related to compensation expenses.

Construction

  Construction revenue in the first quarter of 2016 increased 11.1 percent to $209.5 million, compared with $188.5 million last year.
  Gross profit in the first quarter increased 30.8 percent to $26.9 million compared to $20.6 million last year. Gross profit margin of 12.9 percent, up from 10.9 percent a year ago, was driven by particular strength in the West.

Large Project Construction

  Large Project Construction revenue in the first quarter of 2016 increased 2.7 percent to $195.4 million, compared with $190.3 million last year.
  Gross profit in the first quarter decreased 23.0 percent to $13.5 million compared to $17.5 million last year. Gross profit margin was 6.9 percent compared with 9.2 percent in 2015, with quarterly performance impacted by project execution and owner-related issues.

Construction Materials

  Construction Materials revenue in the first quarter of 2016 decreased 16.7 percent to $34.5 million, compared with $41.4 million last year.
  The business reported a gross loss of $1.2 million compared to gross profit of $0.8 million last year. Gross profit margin declined about 540 basis points from 1.9 percent last year. Overall segment operational performance was solid across geographies, despite cold, wet weather that impacted internal and external demand. In contrast, last year's mild first quarter weather contributed to a faster start.

Outlook and Guidance

“Solid backlog trends and a relentless focus on execution continue to provide opportunities for top- and bottom-line growth,” said Roberts. “The current economic environment bodes well for our planned growth in 2016 and additional opportunities in 2017.

“With strong committed volumes across geographies in our Construction Materials segment, this portion of our business is poised to progress solidly again in 2016. In general, our vertically integrated business and Kenny remain on track to drive our growth in 2016, while Large Projects teams across the country continue to focus on improving project execution to deliver financial results,” Roberts said.

The Company’s current expectations for 2016 remain:

  Mid-single digit consolidated revenue growth
  Consolidated EBITDA margin2 of 6% to 8%

Conference Call

Granite will conduct a conference call today, April 29, 2016, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended March 31, 2016. The Company invites investors to listen to a live audio webcast on its Investor Relations website, http://investor.graniteconstruction.com. An archive of the webcast will be available on the website approximately one hour after the call. The live call also is available by calling 1-877-328-5503; international callers may dial 1-412-317-5472. A replay will be available after the live call through May 6, 2016 by calling 1-877-344-7529, replay access code 10084779; international callers may dial 1-412-317-0088.

About Granite

Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE:GVA) is one of the nation’s largest infrastructure contractors and construction materials producers. Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for seven consecutive years.

Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com.

1 The Ethisphere® Institute is an independent center of research, best practices and thought leadership. Ethisphere evaluates and benchmarks compliance and governance programs and honors superior achievement through its World’s Most Ethical Companies® recognition program.

2 Please refer to the description and non-GAAP reconciliation in the attached tables.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	March 31,	December 31,	March 31,
	2016	2015	2015
ASSETS
Current assets
Cash and cash equivalents	$198,298	$252,836	$239,403
Short-term marketable securities	43,001	25,043	19,282
Receivables, net	307,483	340,822	271,328
Costs and estimated earnings in excess of billings	76,972	59,070	56,907
Inventories	59,444	55,553	64,636
Equity in construction joint ventures	240,480	224,689	197,570
Other current assets	37,100	26,985	38,102
Total current assets	962,778	984,998	887,228
Property and equipment, net	398,750	385,129	399,910
Long-term marketable securities	72,653	80,652	80,522
Investments in affiliates	34,619	33,182	32,031
Goodwill	53,799	53,799	53,799
Deferred income taxes, net	5,119	4,329	32,616
Other noncurrent assets	84,512	84,789	76,237
Total assets	$1,612,230	$1,626,878	$1,562,343
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$14,795	$14,800	$22
Accounts payable	139,215	157,571	121,013
Billings in excess of costs and estimated earnings	89,188	92,515	95,328
Accrued expenses and other current liabilities	226,276	200,935	231,690
Total current liabilities	469,474	465,821	448,053
Long-term debt	243,099	244,323	269,535
Other long-term liabilities	43,913	46,613	42,058
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 39,563,620 shares as of March 31, 2016, 39,412,877 shares as of December 31, 2015 and 39,342,647 shares as of March 31, 2015	396	394	393
Additional paid-in capital	145,663	140,912	134,894
Accumulated other comprehensive loss	(1,569)	(1,500)	(932)
Retained earnings	683,037	699,431	645,931
Total Granite Construction Incorporated shareholders’ equity	827,527	839,237	780,286
Non-controlling interests	28,217	30,884	22,411
Total equity	855,744	870,121	802,697
Total liabilities and equity	$1,612,230	$1,626,878	$1,562,343

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

Three Months Ended March 31,	2016	2015
Revenue
Construction	$209,487	$188,520
Large Project Construction	195,449	190,305
Construction Materials	34,516	41,424
Total revenue	439,452	420,249
Cost of revenue
Construction	182,554	167,925
Large Project Construction	181,944	172,769
Construction Materials	35,709	40,626
Total cost of revenue	400,207	381,320
Gross profit	39,245	38,929
Selling, general and administrative expenses	56,133	51,023
Gain on sales of property and equipment	(600)	(811)
Operating loss	(16,288)	(11,283)
Other (income) expense
Interest income	(836)	(442)
Interest expense	3,049	3,496
Equity in (income) loss of affiliates	(1,442)	63
Other income, net	(1,372)	(1,284)
Total other (income) expense	(601)	1,833
Loss before benefit from income taxes	(15,687)	(13,116)
Benefit from income taxes	(5,177)	(4,506)
Net loss	(10,510)	(8,610)
Amount attributable to non-controlling interests	(678)	50
Net loss attributable to Granite Construction Incorporated	$(11,188)	$(8,560)

Net loss per share attributable to common shareholders:
Basic	$(0.28)	$(0.22)
Diluted	$(0.28)	$(0.22)
Weighted average shares of common stock:
Basic	39,433	39,215
Diluted	39,433	39,215

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Three Months Ended March 31,	2016	2015
Operating activities
Net loss	$(10,510)	$(8,610)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	13,736	15,627
Gain on sales of property and equipment	(600)	(811)
Stock-based compensation	5,985	3,163
Equity in net income from unconsolidated joint ventures	(8,538)	(11,271)
Changes in assets and liabilities	(10,507)	(5,016)
Net cash used in operating activities	(10,434)	(6,918)
Investing activities
Purchases of marketable securities	(19,948)	(9,988)
Maturities of marketable securities	5,000	10,000
Proceeds from called marketable securities	5,000	5,000
Purchases of property and equipment	(24,565)	(7,607)
Proceeds from sales of property and equipment	772	1,089
Other investing activities, net	(274)	383
Net cash used in investing activities	(34,015)	(1,123)
Financing activities
Long-term debt principal payments	(1,250)	(306)
Cash dividends paid	(5,124)	(5,094)
Repurchase of common stock	(4,459)	(3,191)
Other financing activities, net	744	74
Net cash used in financing activities	(10,089)	(8,517)
Decrease in cash and cash equivalents	(54,538)	(16,558)
Cash and cash equivalents at beginning of period	252,836	255,961
Cash and cash equivalents at end of period	$198,298	$239,403

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

		Large Project	Construction
Three Months Ended March 31,	Construction	Construction	Materials

2016
Revenue	$209,487	$195,449	$34,516
Gross profit (loss)	26,933	13,505	(1,193)
Gross profit (loss) as a percent of revenue	12.9%	6.9%	(3.5)%

2015
Revenue	$188,520	$190,305	$41,424
Gross profit	20,595	17,536	798
Gross profit as a percent of revenue	10.9%	9.2%	1.9%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

	March 31, 2016		December 31, 2015		March 31, 2015

Construction	$999,980	29.5%	$860,657	29.6%	$749,261	25.5%
Large Project Construction	2,386,019	70.5%	2,047,781	70.4%	2,187,888	74.5%

Total	$3,385,999	100.0%	$2,908,438	100.0%	$2,937,149	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

Three Months Ended March 31,	2016	2015
Net loss attributable to Granite Construction Incorporated	$(11,188)	$(8,560)
Depreciation, depletion and amortization expense(2)	13,736	15,627
Benefit from income taxes	(5,177)	(4,506)
Interest expense, net of interest income	2,213	3,054
EBITDA	$(416)	$5,615
Consolidated EBITDA Margin(3)	(0.1)%	1.3%

Note:
(1)We define EBITDA as GAAP net income (loss) attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $439,452 and $420,249 for three months ended March 31, 2016 and 2015, respectively.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532